UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 29, 2019

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001- 36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SPNE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2019, SeaSpine Holdings Corporation (we, our, us, or SeaSpine) entered into new indemnification agreements with each of its current directors and officers. The new indemnification agreements are substantially similar to the form of indemnification agreement we previously entered into with such individuals. The new indemnification agreements clarify that our obligation to indemnify an indemnified party against expenses incurred in connection with a proceeding in which the indemnified party is successful applies notwithstanding any other provision in the indemnification agreement, that our obligation to indemnify and advance expenses cover situations in which the indemnified party is forced to respond to discovery requests, and that we are obligated to advance properly submitted expenses incurred by the indemnitee in connection with specified proceedings on a current and as-incurred basis. As was the case under the form of indemnification agreement we previously entered into with such directors and officers, the new indemnification agreements continue to provide for the indemnification of the indemnified party for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were our director, officer, employee, agent or fiduciary, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of SeaSpine or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification, including any determination that any such indemnification by us is against public policy as expressed in the Securities Act of 1933. These new indemnification agreements supersede and replace any and all previous agreements between us and the indemnified party covering the subject matter thereof. The foregoing description of the new indemnification agreement is qualified in its entirety by reference to the form of new indemnification agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described under Item 5.07, below, on May 29, 2019, our stockholders approved an amendment to our 2015 Employee Stock Purchase Plan (ESPP) pursuant to which the share reserve under the ESPP was increased by 400,000 shares. Our board of directors approved the amendment effective November 2, 2018, subject to stockholder approval. A description of the terms and conditions of the ESPP, as amended, is included in the definitive proxy statement for our 2019 annual meeting of stockholders, which we filed with the Securities and Exchange Commission on April 17, 2019.

Item 5.07	Submission of Matters to a Vote of Security Holders.
We held our annual meeting of stockholders on May 29, 2019. The final results of the matters submitted to a vote of stockholders at that meeting are as follows:
Proposal 1: Each of the Class I nominees for our board of directors was elected to serve for a three-year term to expire at our 2022 annual meeting of stockholders by the votes set forth below.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Keith Bradley, Ph.D.	9,963,849	—	3,822,617	3,823,883
Michael Fekete	9,887,070	—	3,899,396	3,823,883
John B. Henneman, III	9,958,125	—	3,828,341	3,823,883
Proposal 2: Our stockholders ratified the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,594,907	12,077	3,365	—
Proposal 3: Our stockholders approved an amendment to our 2015 Employee Stock Purchase Plan by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,774,213	11,175	1,078	3,823,883

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Form of indemnification agreement for directors and officers (effective May 29, 2019)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

		By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Vice President, General Counsel

Date:	May 31, 2019